UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 April 13, 2005

                            PREMIER EXHIBITIONS, INC.
             (Exact name of registrant as specified in its charter)


             Florida                                     20-1424922
 ( State or other jurisdiction of             (IRS Employer Identification No.)
   incorporation or organization)

      3340 Peachtree Road, Suite 2250, Atlanta, GA           30326
       (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (404) 842-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14D-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Items 2.03        Creation of a Direct Financial Obligation

On April 13, 2005, the Company entered into a term sheet for a joint venture to co-produce four exhibitions for four domestic markets with a major entertainment producer. This undertaking will be finalized in a definitive agreement to be executed with thirty days but funding of $2,425,000 has been made to the Company by the joint venturer. These new exhibitions will provide the Company with minimum exhibition guarantees and revenue participation and include provisions for repayment of the advance funding. The Company provided a general security interest over its assets as part of this undertaking.

Item 3.02         Unregistered Sales of Equity Securities

On April 13, 2005, the Company received $500,000 for the purchase of 300,000 shares of the Company's common stock from the joint venturing party as consideration in the co-production undertaking as described in Item 2.03 herein. These common shares issued in this transaction at a $1.667 per share price are unregistered securities under the Securities Acts, as amended.



                                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2005                        By:  /s/ Gerald Couture
                                             -----------------------------------
                                                      Vice President